                                                                    EXHIBIT 10.3


                       GUARANTY OF PAYMENT AND PERFORMANCE


         For valuable consideration, the undersigned, IASIS HEALTHCARE CORPORATION, a Delaware corporation ("Guarantor"), hereby unconditionally and irrevocably guarantees the due, prompt and complete performance (including, without limitation, payment) when due, whether by acceleration or otherwise (with such interest as may accrue thereon with respect to payments due) by Lake Mead Hospital, Inc., a Delaware corporation ("Purchaser"), of each and every obligation of Purchaser under that certain Asset Sale Agreement dated as of January 16, 2004 (the "Agreement") by and between Guarantor and NLVH, Inc., a Nevada corporation ("Seller"), as assigned by Guarantor to Purchaser pursuant to that certain Assignment and Assumption of Asset Sale Agreement of even date herewith, and all agreements ancillary to the Agreement (collectively, the "Obligations"). Guarantor agrees that if any of the Obligations are not paid or performed in a timely manner, Guarantor will immediately perform such Obligations, cause such Obligations to be performed, or immediately make any payment due. Guarantor agrees to pay any and all reasonable attorneys' fees, court costs and collection charges incurred by Seller in enforcing this Guaranty.

         The obligations of Guarantor under this Guaranty are independent of the obligations of Purchaser, and a separate action or actions may be brought against Guarantor, whether action is brought against Purchaser or whether Purchaser is joined in any such action or actions; provided, however, as a condition precedent to the commencement of any action against Guarantor, Seller shall first comply with all procedures specified in the Agreement or any agreement ancillary thereto with respect to actions to be taken in order to quantify an amount due or identify an issue in dispute.

         Guarantor authorizes Seller, without notice to or demand upon Guarantor and without the consent of Guarantor (except as shall be required by applicable statute which requirement cannot be waived), and without affecting or impairing Guarantor's liability hereunder, from time to time to renew, compromise, extend, increase or otherwise change the time for payment of, or otherwise amend or change the terms of, the Obligations or any part thereof. No such action that Seller shall take or fail to take in connection with the Obligations, nor any course of dealing with Purchaser or any other person, shall release Guarantor's obligations hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Seller. This Guaranty unconditionally guarantees the performance and payment of all of the Obligations. Subject to the provisions of the immediately preceding paragraph, Guarantor hereby waives: (a) any right to require Seller to proceed against Purchaser or to pursue any other remedy in Seller's power whatsoever; (b) any defense arising by reason of any disability or other defense of Purchaser or Guarantor; (c) all presentments, demands for performance, notices of nonperformance, notices of protest, notices of dishonor and notices of acceptance of this Guaranty; and (d) any defense based upon an election of remedies by Seller that destroys or otherwise impairs any subrogation rights of Guarantor or the right of Guarantor to proceed against Purchaser for reimbursement, or both.

         This is a Guaranty of payment and performance, not of collection.

         If any provision of this Guaranty is held invalid or unenforceable, the remainder of this Guaranty shall not be affected thereby, the provisions of this Guaranty being severable in any such instance. This Guaranty shall be governed by and construed and enforced in accordance with the laws of the State of Nevada as applied to contracts made and performed within the State of Nevada.

         Until the time that all of the Obligations of Purchaser to Seller have been paid and performed in full, Guarantor shall have no right to exercise its right of subrogation to Seller against Purchaser, and Guarantor hereby waives any rights to exercise its right to enforce any remedy that Seller may have against Purchaser until that time.

         This Guaranty shall not be assigned by Guarantor in whole or in part without the written consent of Seller, which consent shall not be unreasonably withheld. This Guaranty shall be binding upon and shall inure to the benefit of Guarantor and Seller and each of their permissible and respective successors and assigns.

         No modification, limitation or discharge of the obligations herein guaranteed, arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law, or any other voluntary or involuntary dissolution, liquidation, or winding up of the affairs of Purchaser, will in any way affect, modify, limit or discharge the liability of Guarantor under this Guaranty.

         This Guaranty may only be amended, waived, modified discharged or otherwise changed by a written instrument signed by Guarantor and Seller. No delay or forbearance by Seller in exercising any right under the Agreement or under this Guaranty, and no express or implied waiver by Seller of any default under the Agreement or under this Guaranty, shall constitute a waiver of any subsequent default under the Agreement or under this Guaranty notwithstanding the fact that this Guaranty may have been cancelled, released and/or returned to Guarantor.




                     [The next page is the signature page.]

Dated: January 16, 2004                IASIS HEALTHCARE CORPORATION


                                       By:    /s/ Frank A. Coyle
                                       Name:  Frank A. Coyle
                                       Title: Secretary